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Exhibit 10.13

ENERGYSOLUTIONS

18 December 2009	Mark Morant President, International Group
Ms C Spottiswoode CBE 39 Lonsdale Square London N1 1EW	Direct tel: 01793 733118 Direct fax: 01793 733179

Dear Clare

LETTER OF APPOINTMENT: SUBJECT TO ENERGYSOLUTIONS LLC
COMPENSATION COMMITTEE APPROVAL

        The Board of Directors (Board) of EnergySolutions EU Limited (Company) is pleased to hear that you have accepted our offer to join the Board as Non-Executive Chairperson.

        This letter sets out the main terms of your appointment. It is agreed between us that this is a contract for services and is not a contract of employment.

        By accepting this appointment, you confirm that you are not subject to any restrictions which prevent you from holding office as a Director.

1.
APPOINTMENT

1.1
Subject to the remaining provisions of this letter, your appointment shall be for an initial term of three years commencing on I January 2010 unless terminated earlier by either party giving to the other one (l) month's prior written notice. The Board may invite you to serve for an additional period.

1.2
Your appointment is subject to the Articles of Association of the Company, as amended from time to time (Articles). Nothing in this letter shall be taken to exclude or vary the terms of the Articles as they apply to you as a Director of the Company.

1.3
Notwithstanding paragraph 1.1 and paragraph 1.2, the Company may terminate your appointment with immediate effect if you have:

(a)
committed any serious or repeated breach or non-observance of your obligations to the Company (which include an obligation not to breach your statutory, fiduciary or common-law duties); or

(b)
been guilty of any fraud or dishonesty or acted in any manner which, in the opinion of the Company, brings or is likely to bring you or the Company into disrepute or is materially adverse to the interests of the Company; or

  (c)
  been declared bankrupt or have made an arrangement with or for the benefit of your creditors, or if you have a county court administration order made against you under the County Court Act 1984~ or

  (d)
  been disqualified from acting as a Director.

1.4
On termination of the appointment, you will only be entitled to accrued fees as at the date of termination together with reimbursement of any expenses properly incurred by you prior to that date.

2.
ROLE AND DUTIES

2.1
Overall we anticipate that you will spend six days a month on work for the Company as set out in the attached role profile.

2.2
By accepting this appointment, you confirm that you are able to allocate sufficient time to meet the expectations of your role.

2.3
As a Non-Executive Chairperson you will have the same general legal responsibilities to the Company as any other Director. The Board as a whole is collectively responsible for the success of the Company. The Board's role is to:

(a)
provide entrepreneurial leadership of the Company within a framework of prudent and effective controls which enable risk to be assessed and managed;

(b)
set the Company's strategic aims, ensure that the necessary financial, legal and human resources are in place for the Company to meet its objectives, and review management performance; and

(c)
set the Company's values and standards and ensure that its obligations to its parent company and others are understood and met.

2.4
All Directors must act in the way they consider, in good faith, would be most likely to promote the success of the Company for the benefit of its members as a whole. In doing so, as a Director, you must have regard (among other matters) to:

(a)
the likely consequences of any decision in the long term;

(b)
the interests of the Company's employees;

(c)
the need to foster the Company's business relationships with suppliers, customers and others;

(d)
the impact of the Company's operations on the community and the environment;

(e)
the desirability of the Company maintaining a reputation for high standards of business conduct; and

(f)
the need to act fairly as between the members of the Company,

2.5
In your role as a Non-Executive Director, you are also required to:

(a)
constructively challenge and contribute to the development of strategy;

(b)
at all times comply with the Articles and constitution of the Company;

(c)
abide by your statutory, fiduciary and common-law duties as a Director of the Company;

(d)
diligently perform your duties and use your best endeavours to promote, protect, develop and extend the business of the Company; and

  (e)
  immediately report your own wrongdoing or the wrongdoing or proposed wrongdoing of any employee or other director of the Company of which you become aware to the President, International Group.

2.6
In addition, in your role as Non-Executive Chairperson you should:

(a)
Chair the Board and set the meeting agenda;

(b)
promote the highest standards of integrity, probity and corporate governance throughout the Company and particularly at Board level.

2.7
You are entitled to request all relevant information about the Company's affairs as is reasonably necessary in order to enable you to discharge your duties.

3.
FEES

        You will be paid an annual fee of £150,000 in equal installments monthly in arrears after deduction of any taxes and other amounts that are required by law, which will be subject to an annual review by the Board, The Company will reimburse you for all reasonable and properly documented expenses that you incur in performing the duties of your office.

4.
INDEPENDENT LEGAL ADVICE

        In some circumstances you may consider that you need professional advice in the furtherance of your duties as a Director and it may be appropriate for you to seek advice from independent advisors at the Company's expense,

5.
OUTSIDE INTERESTS

        It is accepted and acknowledged that you have business interests other than those of the Company and have declared any conflicts that are apparent at present. If you become aware of any potential conflicts of interest, these should be disclosed to the President, International Group and the Company Secretary as soon as you become aware of them.

6.
CONFIDENTIALITY

6.1
All information acquired during your appointment is confidential to the Company and should not be disclosed to third parties 01' used for any reason other than in the interests of the Company, either during your appointment or following termination (by whatever means), without prior clearance from the President, International Group.

6.2
Your attention is also drawn to the requirements under both legislation and regulation as to the disclosure of inside information. Consequently you should avoid making any statements that might risk a breach of these requirements without prior clearance from the President, International Group or the Company Secretary,

6.3
Nothing in this paragraph 6 shall prevent you from disclosing information which you are entitled to disclose under the Public Interest Disclosure Act 1998, provided that the disclosure is made in accordance with the provisions of that Act and you have complied with the Company's policy from time to time in force regarding such disclosures.

7.
INDUCTION

        After the commencement of the appointment, and insofar as you consider that it would be helpful to you, the Company will arrange for you to receive a tailored induction, This will include, for example, visits to sites and meetings with a number of customers, key contacts and senior managers of the business.

8.
REVIEW PROCESS

        The performance of individual Directors, the whole Board and its committees is evaluated annually. If, in the interim, there are any matters which cause you concern about your role you should discuss them with the President, International Group as soon as you can,

9.
INSURANCE

        The Company has Directors' and Officers' Liability insurance and intends to maintain such cover for the full term of your appointment.

10.
DATA PROTECTION

10.1
By signing this letter you consent to the Company holding and processing information about you for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data (as defined in the Data Protection Act 1998) including, as appropriate:

(a)
information about your physical or mental health or condition in order to monitor sick leave and take decisions as to your fitness for work; or

(b)
your racial or ethnic origin or religious or similar beliefs in order to monitor compliance with equal opportunities legislation; or

(c)
information relating to any criminal proceedings in which you have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

10.2
You consent to the Company making such information available to any of its Group companies, those who provide products or services to the Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company or the business in which you work.

10.3
You also consent to the transfer of such information to the Company's business contacts outside the European Economic Area in order to further its business interests.

11.
THIRD PARTY RIGHTS

          The Contracts (Rights of Third Parties) Act 1999 shall not apply to this letter. No person other than you and the Company shall have any rights under this letter and the terms of this letter shall not be enforceable by any person other than you and the Company.

Please indicate your acceptance of these terms by signing and returning the attached copy of this letter.

Yours sincerely

Mark Morant
President, International Group
For and on behalf of EnergySolutions EU Limited

I, Clare Spottiswoode, agree to the above terms of appointment as a Non-Executive Chairperson.

By:	/s/ CLARE SPOTTISWOODE CLARE SPOTTISWOODE	December 21, 2009 Date

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  Exhibit 10.13